                                                                  Exhibit 99.1


[ZOLTEK logo]
FOR IMMEDIATE RELEASE
---------------------

                       ZOLTEK REPORTS FOURTH QUARTER AND
                       ---------------------------------
                         FISCAL 2009 YEAR-END RESULTS
                         ----------------------------

         ST. LOUIS, MISSOURI -- NOVEMBER 30, 2009 -- Zoltek Companies, Inc.
(Nasdaq: ZOLT) today reported results for the fourth quarter and full fiscal year ended September 30, 2009.

         For the fourth quarter of fiscal 2009, Zoltek reported net sales of $33.8 million, which compared to $51.0 million in the fourth quarter of fiscal
2008, a decrease of 33.7%. On a sequential quarter basis, sales for the latest quarter increased $3.5 million or 11.6% from the third quarter of fiscal 2009.
Zoltek reported an operating loss of $1.9 million for the latest quarter, which included the negative effect of $3.0 million in available unused capacity costs. In the fourth quarter of the previous fiscal year, Zoltek reported an operating loss of $0.4 million.

         For fiscal 2009 as a whole, Zoltek's net sales were $138.8 million, compared to $185.6 million in fiscal 2008, a decrease of 25.2%. Operating income for the year just ended was $3.4 million, compared to $20.0 million in fiscal 2008. Net cash provided by operating activities was $15.2 million, down from $20.2 million in fiscal 2008.

         "We entered the year riding the crest of a wave of four consecutive years of rapidly increasing sales and improving operating results," Zsolt
Rumy, Zoltek's Chairman and Chief Executive Officer, noted. "We had expected that our sales and earnings would continue to grow in fiscal 2009, and we are disappointed that the severity of the global economic slowdown, combined with a number of other adverse circumstances, prevented that from happening. We are disappointed, but not at all discouraged. We believe that the current downturn in carbon fiber markets represents only a temporary departure from a long-term trend line of rapid growth. We remain as confident as ever of the future of our business as the world leader in the commercialization of carbon fibers."

         "To put our recent results into perspective," Rumy continued, "it is worth noting that although our sales volume in dollar terms was down approximately one-quarter from the previous year, our fiscal 2009 sales were still up more than four times compared to our total sales of five years ago.
Almost all of the growth that we have achieved over the past half decade has come as a direct result of the establishment of wind energy as the first large-scale commercial application for carbon fibers. We still see considerable upside potential for resumed rapid growth in wind energy, and we see even greater and more exciting potential for other application areas, most especially the automotive industry."

         Rumy called the automaker BMW Group's recent announcement that it intends to proceed into series production of a new high-performance car using carbon fibers as the principal material for the car's structural framework, "a great breakthrough for the concept that we introduced to BMW over a decade ago. For the last decade we pioneered and worked with BMW to develop the manufacturing of the structural component of the series production car."



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Zoltek Reports Fourth Quarter And Fiscal 2009 Year-End Results
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         "The BMW project defines a timeline for the large-scale introduction of carbon fibers for structural automotive applications and we are sure that other car builders will follow. Even one series production car employing about
120 pounds of carbon fibers per vehicle in a yearly production run of 250,000 cars would require about 30 million pounds of carbon fibers, which is equal to one-third of current total global demand for all applications," Rumy said.

         At the same time, Rumy said that Zoltek was disappointed that BMW announced plans to pursue its ambitious joint venture with SGL Group of Germany to supply materials for this new carbon fiber-based BMW car beginning in the middle of the next decade. "In our view--this development, like
Zoltek's ascendancy in wind energy applications--validates our carbon fibers commercialization strategy. A critical element of that strategy is targeting high volume, cost-sensitive applications. For many years we placed considerable value on our relationships with BMW as a joint development partner and customer for our carbon fiber products. We believe that our industry-leading capacity and successful track record of rapidly installing new low-cost carbon fiber and precursor production, position Zoltek as the most cost-effective and reliable solution for large scale automotive applications."

         Rumy added that Zoltek was already in discussions with other major auto companies that may decide to compete with BMW in developing carbon fiber-based cars and are well aware of Zoltek's leadership over other carbon fiber suppliers both in its proprietary commercial carbon fiber capacity and in research and development in a wide range of automotive uses. With Zoltek's support car manufacturers can actually introduce a carbon fiber-based car at the same time or, even before, BMW's announced timetable.

         In discussing Zoltek's financial results for the quarter and the year, Rumy noted three key factors affecting revenues, margins and operating results. First, with the completion of a major multi-year expansion initiative, Zoltek essentially doubled its capacity over the past two years, adding new carbon fiber lines in Hungary and Mexico late in fiscal 2008. That capacity came on line just as world trade dropped and the global economy went into recession. The cost of the start-up and subsequent maintenance of this new capacity has been significant. The now-idled new lines were responsible for $3.0 million in carrying costs (including depreciation) in the fourth quarter and were a major factor in causing Zoltek's gross profit margin to decline from 25.1% in the fourth quarter of fiscal 2008 to 15.1% in the fourth quarter of fiscal 2009. Zoltek believes that it ultimately will benefit from its investment in maintaining the excess capacity because it will be quickly absorbed when the wind energy business returns to a more robust growth rate and provide new customers the assurance of long-term supply at favorable costs to encourage them to commit to emerging applications.

         Second, after years of growing at a 20-25% annual rate, worldwide growth in electricity generation from wind energy has slowed to an estimated
10%. Ironically, in the United States, anticipation of greatly increased government spending aimed at stimulating wind energy production appears to be having the opposite short-term effect. Many wind generation developers delayed the initiation of new projects, as they wait to see what benefits


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Zoltek Reports Fourth Quarter And Fiscal 2009 Year-End Results
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November 30, 2009

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will be available from new government programs. Other projects are delayed for lack of financing in the current difficult credit markets. Many of these projects will not be cancelled, merely postponed.

         Third, price decreases and currency fluctuations have been responsible for much of the reported revenue declines. The volumes of Zoltek's carbon fiber shipments have declined, but by considerably smaller percentages than net sales, as Zoltek has passed along falling raw material and energy costs to its customers. These price and cost decreases, while affecting the top line, have had proportionately less impact on gross margins and earnings.

         In addition, the Company reported positive results from aggressively monitoring and managing cash flows. Over the past year Zoltek paid down long-term debt of $10.6 million and liabilities of $22.2 million incurred for capital expenditures, primarily related to the Mexican expansion. Looking forward the Company's non-operating cash obligations will be greatly reduced.
Only $4.2 million remains to be paid on our convertible debentures and the Mexican expansion has been significantly completed and paid for. This enhanced liquidity will provide the Company with more flexibility in managing its business.

         Zoltek will host a conference call to review fourth quarter and fiscal year-end 2009 results and answer questions on Tuesday, December 1, 2009, at 10:00 am CT. The conference dial-in number is (888) 215-6895. The confirmation code is 3417453. Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time. This conference call will also be webcast on Zoltek's website -- www.zoltek.com -- under "Investor
Relations - Events & Presentations." The webcast replay will be available on the website several hours after the call.

                       FOR FURTHER INFORMATION CONTACT:
                         ZSOLT RUMY, CHAIRMAN AND CEO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains certain statements that constitute
"forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange
Act of 1934, as amended. The words "expect," "believe," "goal," "plan,"
"intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; (3) our current and expected future revenue; and (4) our ability to complete financing arrangements that are adequate to fund current operations and our long-term strategy.


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[ZOLTEK logo]
Zoltek Reports Fourth Quarter And Fiscal 2009 Year-End Results
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November 30, 2009

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This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (4) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (5) maintain profitable operations; (6) increase or maintain our borrowing at acceptable costs; (7) manage changes in customers' forecasted requirements for our products; (8) continue investing in application and market development in a range of industries; (9) manufacture low-cost carbon fibers and profitably market them despite increases in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and add carbon fiber production lines; (11) resolve the pending non-public, fact-finding investigation being conducted by the Securities and Exchange Commission; (12) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (13) successfully prosecute patent litigation; (14) successfully implement and coordinate our new alliance with Global Blade Technology; and (15) manage the risks identified under "Risk
Factors" in our filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.


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Zoltek Reports Fourth Quarter And Fiscal 2009 Year-End Results
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November 30, 2009
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                                                ZOLTEK COMPANIES, INC.
                                              SUMMARY FINANCIAL RESULTS
                                    (Amounts in thousands, except per share data)
                                                     (Unaudited)
                                                                                            Fiscal Year Ended
                                                                                              September 30,
                                                                                        2009                 2008
                                                                                    ---------------------------------
Net sales  ........................................................................ $    138,756          $   185,616
Cost of sales, excluding available unused capacity costs...........................      100,744              134,393
Available unused capacity costs....................................................        7,352                    -
                                                                                    ------------          -----------
      Gross profit.................................................................       30,660               51,223
Application and development costs..................................................        7,589                8,093
Litigation charge..................................................................          238                4,884
Selling, general and administrative expenses.......................................       19,438               18,239
OPERATING INCOME...................................................................        3,395               20,007
Interest income....................................................................          350                2,904
Gain (loss) on foreign currency transactions.......................................        2,161                 (385)
Other, net ........................................................................       (1,228)              (1,125)
Interest expense, excluding amortization of financing fees, debt
  discount and beneficial conversion feature.......................................       (1,411)              (1,862)
Amortization of financing fees and debt discount...................................       (5,364)              (6,682)
                                                                                    ------------          -----------
      INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES............................       (2,097)              12,857
Income tax expense.................................................................        2,105                5,416
                                                                                    ------------          -----------
NET INCOME (LOSS).................................................................. $     (4,202)         $     7,441
                                                                                    ============          ===========

Basic and diluted income (loss) per share.......................................... $      (0.12)         $      0.22

Weighted average common shares outstanding - basic.................................       34,402               34,042

Weighted average common shares outstanding - diluted...............................       34,402               34,172


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Zoltek Reports Fourth Quarter And Fiscal 2009 Year-End Results
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
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                                                ZOLTEK COMPANIES, INC.
                                              SUMMARY FINANCIAL RESULTS
                                    (Amounts in thousands, except per share data)
                                                     (Unaudited)

                                                                                           Three Months Ended
                                                                                              September 30,
                                                                                        2009                 2008
                                                                                    ---------------------------------
Net sales.......................................................................... $     33,815          $    51,013
Cost of sales, excluding available unused capacity costs...........................       25,724               38,212
Available unused capacity costs....................................................        2,970                    -
                                                                                    ------------          -----------
      Gross profit.................................................................        5,121               12,801
Application and development costs..................................................        2,076                2,154
Litigation charge..................................................................            -                4,884
Selling, general and administrative expenses.......................................        4,950                6,136
OPERATING LOSS.....................................................................       (1,905)                (373)
Interest income....................................................................            7                  323
Gain on foreign currency transactions..............................................           69                1,626
Other, net ........................................................................         (819)                (665)
Interest expense, excluding amortization of financing fees, debt
  discount and beneficial conversion feature.......................................         (161)                (522)
Amortization of financing fees and debt discount...................................         (670)              (1,637)
                                                                                    ------------          -----------
      LOSS FROM OPERATIONS BEFORE INCOME TAXES.....................................       (3,479)              (1,248)
Income tax expense.................................................................          302                 (542)
                                                                                    ------------          -----------
NET LOSS .......................................................................... $     (3,781)         $    (1,790)
                                                                                    ============          ===========

Basic and diluted loss per share................................................... $      (0.11)         $     (0.05)

Weighted average common shares outstanding - basic ................................       34,400               34,317

Weighted average common shares outstanding - diluted...............................       34,400               34,408


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[ZOLTEK logo]
Zoltek Reports Fourth Quarter And Fiscal 2009 Year-End Results
Page 7
November 30, 2009
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                                                CONSOLIDATED BALANCE SHEETS
                                  (Amounts in thousands, except share and per share data)
                                                        (Unaudited)

                                                                                                        September 30,
                                                                                                      2009          2008
                                                                                                 --------------------------
ASSETS
---------------------------------------------------------------------------------------------------------------------------
Current assets:
     Cash and cash equivalents.................................................................  $     20,943   $    29,224
     Restricted cash...........................................................................             -        23,500
     Accounts receivable, less allowance for doubtful accounts of $2,356 and
        $1,754, respectively...................................................................        30,507        42,690
     Inventories, net..........................................................................        48,058        45,659
     Other current assets......................................................................        10,100         9,432
                                                                                                 ------------   -----------
         Total current assets..................................................................       109,608       150,505
Property and equipment, net....................................................................       256,910       288,894
Other assets...................................................................................           327           765
                                                                                                 ------------   -----------
         Total assets..........................................................................  $    366,845   $   440,164
                                                                                                 ============   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------------------------------
Current liabilities:
     Legal liabilities.........................................................................  $          -   $    29,083
     Credit lines..............................................................................        12,277         5,175
     Current maturities of long-term debt......................................................         4,159         7,426
     Trade accounts payable....................................................................         9,408        15,093
     Accrued expenses and other liabilities....................................................         6,845         9,278
     Construction payables.....................................................................           792         8,450
                                                                                                 ------------    ----------
         Total current liabilities.............................................................        33,481        74,505
Long-term debt, less current maturities........................................................           981         3,562
Hungarian grant, long-term ....................................................................        10,228        10,882
Deferred tax liabilities.......................................................................         6,690         4,521
Other long-term liabilities....................................................................             -            28
                                                                                                 ------------   -----------
         Total liabilities.....................................................................        51,380        93,498
                                                                                                 ------------   -----------
Commitments and contingencies
Shareholders' equity:
     Preferred stock, $.01 par value, 1,000,000 shares authorized,
       no shares issued and outstanding........................................................             -             -
     Common stock, $.01 par value, 50,000,000 shares authorized,
        34,424,441 and 34,389,428 shares issued and outstanding
        in 2009 and 2008, respectively.........................................................           344           344
     Additional paid-in capital................................................................       494,311       491,175
     Accumulated other comprehensive (loss) income.............................................       (18,405)       11,730
     Accumulated deficit ......................................................................      (160,785)     (156,583)
                                                                                                 ------------  ------------
         Total shareholders' equity............................................................       315,465       346,666
                                                                                                 ------------  ------------
         Total liabilities and shareholders' equity............................................  $    366,845  $    440,164
                                                                                                 ============  ============


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[ZOLTEK logo]
Zoltek Reports Fourth Quarter And Fiscal 2009 Year-End Results
Page 8
November 30, 2009

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                                             OPERATING SEGMENTS SUMMARY
                                               (Amounts in thousands)
                                                    (Unaudited)

                                                                    THREE MONTHS ENDED SEPTEMBER 30, 2009
                                                                    -------------------------------------
                                                             CARBON        TECHNICAL     CORPORATE/
                                                             FIBERS          FIBERS         OTHER          TOTAL
                                                             ------          ------         -----          -----
Net sales..............................................   $     28,707    $     4,589    $      519    $     33,815
Cost of sales, excluding available unused
 capacity costs........................................         21,189          4,048           487          25,724
Available unused capacity costs........................          2,810            160             -           2,970
Gross profit...........................................          4,708            381            32           5,121
Operating income (loss)................................            668            877        (3,450)         (1,905)
Depreciation...........................................          3,567            445           345           4,357
Capital expenditures...................................            246             58           427             731

                                                                    THREE MONTHS ENDED SEPTEMBER 30, 2008
                                                                    -------------------------------------
                                                             CARBON        TECHNICAL     CORPORATE/
                                                             FIBERS          FIBERS         OTHER          TOTAL
                                                             ------          ------         -----          -----
Net sales..............................................   $     42,367    $     7,826    $      820    $     51,013
Cost of sales..........................................         31,139          6,258           815          38,212
Gross profit...........................................         11,228          1,568             5          12,801
Operating income (loss)................................          5,870          1,426        (7,669)           (373)
Depreciation...........................................          4,153            646           218           5,017
Capital expenditures...................................         12,851          1,506         1,049          15,406

                                                                    FISCAL YEAR ENDED SEPTEMBER 30, 2009
                                                                    -------------------------------------
                                                             CARBON        TECHNICAL     CORPORATE/
                                                             FIBERS          FIBERS         OTHER          TOTAL
                                                             ------          ------         -----          -----
Net sales..............................................   $    115,348    $    20,996    $    2,412    $    138,756
Cost of sales, excluding available unused
 capacity costs........................................         82,274         16,411         2,059         100,744
Available unused capacity costs........................          6,404            948             -           7,352
Gross profit...........................................         26,670          3,637           353          30,660
Operating income (loss)................................         14,186          2,307       (13,098)          3,395
Depreciation...........................................         13,490          1,667         1,194          16,351
Capital expenditures...................................         14,983            642           581          16,206

                                                                    FISCAL YEAR ENDED SEPTEMBER 30, 2008
                                                                    -------------------------------------
                                                             CARBON        TECHNICAL     CORPORATE/
                                                             FIBERS          FIBERS         OTHER          TOTAL
                                                             ------          ------         -----          -----
Net sales..............................................   $    156,033    $    25,910    $    3,673    $    185,616
Cost of sales..........................................        110,691         20,378         3,324         134,393
Gross profit...........................................         45,342          5,532           349          51,223
Operating income (loss)................................         33,961          3,019       (16,973)         20,007
Depreciation...........................................         13,353          2,030         1,093          16,476
Capital expenditures...................................        101,628          2,568         3,519         107,715